INVESTOR PRESENTATION, SEPTEMBER 2013 EXHIBIT 99.1

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INFORMATION RELATED TO FORWARD-LOOKING STATEMENTS Statements made in this presentation that state the Company’s or management's intentions, hopes, beliefs, expectations or predictions of the future are forward- looking statements. It is important to note that the Company's future events and actual results, financial or otherwise, could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause future events or actual results to differ materially from those in the forward-looking statements are included in the “Risk Factors” section of the Company's SEC filings, including, but not limited to, the Company's Annual Report and quarterly reports. You are cautioned not to place undue reliance on such forward-looking statements. USE OF NON-GAAP MEASURES We frequently use the non‐GAAP measures of funds from operations (“FFO”), operating funds from operations (“Operating FFO”), comparable net operating income (“NOI”), and measures based on the pro‐rata consolidation method (“pro‐rata”) to explain operating performance and assist investors in evaluating our business. In addition, we present a schedule of components to assist investors in determining the “net asset value” (“NAV”) of the Company and an implied cap rate, also non-GAAP measures. For a more thorough discussion of FFO, Operating FFO, NOI, pro‐rata measures, and NAV, including how we reconcile these applicable measures to their GAAP counterparts, please refer to the Supplemental Package furnished to the SEC on Form 8‐K on September 5, 2013. Copies of our quarterly and annual Supplemental Packages can be found on our website at www.forestcity.net, or on the SEC’s website at www.sec.gov. 3

University Park at MIT Cambridge, Massachusetts This award winning 28-acre, mixed-use campus was started by Forest City in the 1980’s and is immediately adjacent to the Massachusetts Institute of Technology in Cambridge. The 2.5 million s.f. project includes a 210 room hotel, 674 residential units, a grocery store, restaurants and retail, in addition to 11 life science buildings. 4

Drive operational excellence through all aspects of our company Focus on core markets and products as we develop, own and operate a high- quality portfolio Build a strong, sustaining capital structure, improved balance sheet and debt metrics OUR 2012-2015 STRATEGIC PLAN 5 CAPABILITY ADAPTABILITY ACCOUNTABILITY CAPABILITY - ADAPTABILITY - ACCOUNTABILITY

COMPANY PROFILE Founded in 1920 and traded publically since 1960, Cleveland based Forest City is known nationally as a property owner, manager, and developer of some of the largest and most prestigious real estate projects in the country. Forest City’s diverse portfolio includes many premier properties located throughout the United States. With a focus on Core Markets – the New York City metropolitan area, Boston, Greater Washington, D.C., Denver, Los Angeles, San Francisco, Dallas, Philadelphia and Chicago – we have overcome high barriers to entry and developed a unique franchise. Each of these core markets are great urban centers with strong demographics and superior growth potential. 6

OUR MISSION Forest City is a leading owner, operator, and developer of distinctive and diversified real estate projects in select core markets, which create value for our customers, shareholders, and communities through place creation, sustainable practices, and a long-term investment perspective. We operate by developing meaningful relationships and leveraging our entrepreneurial capabilities with creative and talented associates who embrace our core values. OUR VISION To be the real estate leader and partner-of-choice in creating distinctive places to live, work, and shop. 7

RECENT ANNOUNCEMENTS  Released first Corporate Social Responsibility report  Issuance of $300 million, 3.625% Convertible Senior Notes due 2020  Termination of put rights on the 3.625% Puttable Equity-Linked Senior Notes due 2014 resulting in the put of approximately $60 million of the notes to the company  Expanded credit facility to $500 million  Named master developer for Cornell NYC Tech Campus  Announced strategic capital partnership with QIC to form a joint venture in eight regional malls  Multifamily Development Equity Fund formed in partnership with Arizona State Retirement System 8

RELEASED FIRST CORPORATE SOCIAL RESPONSIBILITY REPORT  GOAL: To communicate our commitment to our core values, through our first ever Corporate Social Responsibility (CSR) report.  STATUS: On August 27, 2013, Forest City released its first Corporate Social Responsibility report, Built on Purpose. The report fulfills the requirements of an Application Level B in accordance with the Global Reporting Initiative (GRI), the leading global framework for CSR reporting.  HIGHLIGHTS: – More than 30 LEED-certified buildings completed or planned – Associate contributions totaling more than $630,000 to the United Way in 2012 – $6 million in energy efficiency savings since 2011 – Over six megawatts of renewable power capacity installed “For more than 90 years, Forest City has acted as a responsible corporate citizen. This report provides the company an opportunity to highlight successes and measure progress. The title of our first report, Built on Purpose, reinforces our commitment to live our shared core values, environmentally, socially and economically, all of which are integral to our company’s success.” – David LaRue, CEO 9

OFFERING OF $300 MILLION, 3.625% CONVERTIBLE SENIOR NOTES  GOAL: Continue to build a strong, sustaining capital structure, strategically taking advantage of opportunities to de-lever and reduce interest expense, while improving our debt metrics.  STATUS: In July, 2013 we closed the offering of $300 million aggregate principal amount of 3.625% Convertible Senior Notes due 2020 (the “2020 Notes”), resulting in total net proceeds of approximately $291 million. These proceeds were used to repay the outstanding balance of the 6.500% Senior Notes due 2017, approximately $132 million. The remaining balance was used to pay down additional debt.  IMPACT: The transaction reflects our continued focus on improving our debt metrics, specifically our fixed charge cover ratio, through paying down outstanding debt with issuances at a lower coupon rate. 10

NOTEHOLDER ACTIONS RELATED TO TERMINATION OF PUT RIGHTS ON SENIOR NOTES DUE 2014  GOAL: Continue to build a strong, sustaining capital structure, strategically taking advantage of opportunities to de-lever and reduce interest expense, while improving our debt metrics.  STATUS: Completed the conversion of approximately $60.0 million aggregate principal amount of the 3.625% Puttable Equity-Linked Senior Notes due 2014 that were put to the company in connection with the June, 2013 put termination notice issued to the noteholders. As a result, holders received approximately 4.1 million shares of the company’s Class A common stock, together with approximately $1.1 million for interest payable. After the transaction, approximately $1.1 million aggregate principal amount of the Notes remain outstanding.  IMPACT: The completion of this transaction supports our continued focus on reducing debt and improving our balance sheet. 11

EXPANDED CREDIT FACILITY TO $500 MILLION  GOAL: Continue to build a strong, sustaining capital structure by maintaining appropriate liquidity levels and providing more favorable pricing and greater flexibility in our revolving credit facility terms.  STATUS: On July 8, 2013, we exercised the accordion feature on our existing revolving credit agreement and increased the total size of the facility to $500 million. The expansion reflects the addition of Citibank N.A. to the bank group, as well as increased commitments from KeyBank National Association and PNC Bank, National Association, both of which were already part of the facility.  IMPACT: Provides additional liquidity and flexibility to meet our strategic goals. Also, it reflects the continuing confidence of our bank group in the company and our strategic direction. 12

NAMED MASTER DEVELOPER FOR CORNELL NYC TECH CAMPUS  GOAL: To be the real estate developer of choice, in large, transformative projects in core markets.  STATUS: On June 25, 2013, Forest City Ratner Companies announced it was selected as master developer for the first phases of Cornell NYC Tech, an innovation campus located on Roosevelt Island in New York City.  PROJECT: The campus will bring together industry and academia in a way that fuses scientific and academic excellence with real-world applications and entrepreneurship, at full build out the project will consist of approximately 2.1 million SF (10 buildings). A key project for the campus, will be a “corporate co-location” building with up to 200,000 SF of flex/office space. The building will be anchored by Cornell and will house a mix of tech, research and entrepreneurial tenants. Forest City will develop the building, which will be designed by the award-winning architecture firm of WEISS/MANFREDI.  IMPACT: In addition to being selected as the master developer, Forest City will serve as fee-developer for the first academic building (150,000 SF), open space and related infrastructure also planned for the first phase of the campus, which is expected to be completed in 2017. 13

QIC STRATEGIC CAPITAL PARTNERSHIP UPDATE  GOAL: Securing strategic capital partners to invest with us in both existing assets and new opportunities.  STATUS (UPDATE): On June 3, 2013 Forest City and QIC announced the signing of an agreement to form joint ventures to recapitalize and invest in a portfolio of eight of Forest City’s regional retail malls. We expect the majority of the transactions to close by end of September, 2013.  JOINT VENTURE: Forest City will retain 51 percent interest and QIC will acquire 49 percent interest in the overall joint venture, with ownership of the individual properties varying based on existing partnerships at a number of the malls. Forest City will continue to be responsible for leasing, operations, marketing, financing, development services and asset management of the properties.  IMPACT: The transaction values the eight properties at a total of approximately $2.05 billion, representing a cap rate of approximately 5.75 percent on forecasted 2013 net operating income. Sales at the eight malls currently average approximately $500 per square foot, on a rolling 12-month basis. Upon the anticipated September, 2013 closing, Forest City expects to raise cash liquidity of approximately $330 million, after transaction costs. We anticipate the cash liquidity expected to be raised will allow Forest City to redeem the 7.375% Senior Notes due 2034, approximately $225 million. 14

MULTIFAMILY DEVELOPMENT EQUITY FUND  GOAL: Secure strategic capital partnerships to activate existing entitlement, accelerate growth, mitigate risk and enhance value creation.  SELECTION: Forest City was chosen by ASRS based on development expertise, a visible pipeline of opportunities, as well as engagement in communities where we do business.  STATUS: Closed on a strategic capital partnership with Arizona State Retirement System (“ASRS”) in December, 2012. The $400 million equity fund will invest in multifamily development in five core markets: New York City, Washington, D.C., Philadelphia, Los Angeles, and San Francisco. B2 BKLN, a 363-unit apartment building in Brooklyn, NY and 2175 Market Street, a 88-unit apartment building in San Francisco, CA, are the first two buildings included in the fund.  FUNDING: 75% ASRS, 25% Forest City  IMPACT: Equity to be paired with project financing for an estimated aggregate development investment of $800 million – $1 billion. 15

• Efficient tax strategies = minimal cash taxes • Multi-product & mixed-use projects • Greater flexibility to retain, invest, and distribute cash • Only 9% of debt is corporate recourse debt*; all property-level debt is non-recourse TYPICAL REIT • REIT legal structure provides tax benefit • Focus on a single product type • Must distribute 90% of taxable income to shareholders • Higher percentage of debt is unsecured corporate (recourse) debt FOREST CITY FOREST CITY/REIT COMPARISON While Forest City is similar to a typical REIT in many ways, there are important differences 16 * The impact of the following recent announcements and anticipated debt reductions have been included in the figure above:  On August 23, 2013 the outstanding balance of approximately $132 million of the 6.500% Senior Notes due 2017 were redeemed.  We anticipate the cash liquidity expected to be raised from the QIC strategic capital partnership will allow us to redeem the 7.375% Senior Notes due 2034, $225 million, excluding discount.

Foundry Lofts Washington, D.C. This adaptive-reuse residential building features 137 loft apartments and 33 penthouse suites. Located at The Yards mixed-use development, this building offers views of the riverfront, the Washington National’s ballpark and even Capitol Hill. 17

BALANCED, DIVERSE NOI SOURCES

Net Operating Income by Product Type

Pro-Rata Consolidation *(dollars in thousands)*

Six Months Ended July 31, 2013



Military Housing $10,292 3.0%
Land (1) $13,544 3.9%
Retail $118,908 34.3%
Apartments (2) $84,945 24.5%
Office $119,162 34.3%

NOI by Product Type:	$	346,851
Hotels		4,019
Non-outlot land sale		8,927
Arena		5,651
The Nets		(2,713)
Corporate Activities		(27,463)
Other [3]		(30,032)
Grand Total NOI	$	305,240

Net Operating Income by Core Market

Pro-Rata Consolidation (dollars in thousands)

Six Months Ended July 31, 2013



New York City $100,854 30.0%
Greater Washington, D.C.(4) $33,325 9.9%
Los Angeles $33,114 9.8%
Boston $22,746 6.8%
Denver $22,377 6.6%
Greater San Francisco $21,111 6.3%
Chicago $13,705 4.1%
Philadelphia $12,514 3.7%
Dallas $2,162 0.6%
Non-Core Markets $51,116 15.2%
Regional Malls(5) $23,535 7.0%

NOI by Market	$	336,559
Hotels		4,019
Non-outlot land sale		8,927
Arena		5,651
The Nets		(2,713)
Corporate Activities		(27,463)
Other [3]		(30,032)
Military Housing		10,292
Grand Total NOI	$	305,240

(1) Includes commercial outlot land sales.
(2) Includes limited-distribution subsidized senior housing.
(3) Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.
(4) Includes Richmond, Virginia.
(5) Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets.

FORESTCITY 18

NOI BY PRODUCT TYPE AND MARKET(1) (1) Excludes limited-distribution subsidized senior housing, military housing, supported living, land, land sales, hotels, and other. (2) Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets. 19 Six Months Ended July 31, 2013 New York City 55% 21% 13% 30.0% Los Angeles 0% 24% 5% 9.9% Washington DC 10% 10% 12% 9.8% Boston 15% 0% 6% 6.8% Denver 0% 6% 4% 6.6% San Francisco 2% 9% 11% 6.3% Chicago 2% 3% 9% 4.1% Philadelphia 2% 2% 9% 3.7% Dallas 0% 0% 3% 0.6% Regional Malls (2) 0% 20% 0% 7.0% Total "Core NOI" 84.8% Cleveland 9% 2% 20% Pittsburgh 3% 2% 1% Florida 0% 0% 1% Other Markets 2% 1% 6% Non-Core Market NOI 15.2% 100% 100% 100% 100.0% Total NOI by Market Office Retail Apartments

NOI BY MARKET AND PRODUCT TYPE(1) (1) Excludes limited-distribution subsidized senior housing, military housing, supported living, land, land sales, hotels, and other. 20 Six Months Ended July 31, 2013 Office Retail Apartments SUM New York City 65% 25% 10% 100% Los Angeles 0% 89% 11% 100% Washington DC 36% 36% 28% 100% Boston 79% 0% 21% 100% Denver 5% 66% 29% 100% San Francisco 8% 52% 40% 100% Chicago 21% 25% 54% 100% Philadelphia 21% 24% 55% 100% Dallas 0% 0% 100% 100% Cleveland 38% 8% 54% 100% Pittsburgh 29% 67% 4% 100% Florida 0% 86% 14% 100% Las Vegas 0% 100% 0% 100% Other Markets 10% 59% 31% 100% 37% 38% 25% 100%

RECENTLY OPENED: BARCLAYS CENTER  Opened in September, 2012 and located in Brooklyn, New York, Barclays Center is a state-of-the-art sports and entertainment venue and the anchor of our Atlantic Yards mixed-use project.  Recent News: Forest City and our partners at Barclays Center were selected as the developer to renovate and operate Nassau Veterans Memorial Coliseum. This opportunity will serve as a complimentary venue to Barclays Center, resulting in synergies between the two arenas.  84% of forecasted contractually obligated revenues currently under contract.  The 670,000 square foot LEED designed arena is the home to Brooklyn Nets basketball (NBA), future home of the New York Islanders (NHL), and is expected to host more than 200 cultural and sporting events annually.  Barclays Center was ranked by Billboard and Pollstar as the mid-year 2013 top-grossing U.S. Venue for concerts and family shows. Overall, listed as #2 worldwide in gross ticket sales revenue behind The O2, and #3 in the world in ticket sales behind only The O2 and Manchester Arena, both in the UK. 21

RECENTLY OPENED: BOILERMAKER SHOPS 22  Located at The Yards in Washington, D.C.  Opened Q4 2012  A 39,000 s.f. adaptive-reuse project  Ground level retail and mezzanine office space in a one-of-a-kind setting: a former industrial building at the historic Navy Yard  As of August 29, 2013, 74% Leased

RECENTLY OPENED: THE CONTINENTAL 23  Located in Dallas, Texas  Opened: Q1 – 2013  As of August 29, 2013, 57% Leased  203-Unit Apartment Building  Located at our Mercantile Place on Main development  Forest City now has more than 700 apartments in downtown Dallas located at Mercantile Place on Main, Wilson Building and The Continental.

UNDER CONSTRUCTION: B2 BKLYN  First residential tower at Atlantic Yards, immediately adjacent to Barclays Center  Included in ASRS Development Fund  Construction began Q4 2012  Anticipated opening of Q4 2014  Will be built using modular construction  32 Floors, 322’ tall  363 Units: 50% Below Market/50% Market Rate  4,000 SF of ground floor retail  Full Service Building with luxury amenities  Expected to achieve LEED Silver certification 24

UNDER CONSTRUCTION: LUMBER SHED • 32,000 s.f. adaptive-reuse office building with street-level restaurants • 80% lease commitment • Q3-13 anticipated opening TWELVE12 • A mixed-use project with 218 rental apartments above 88,000 s.f. of street-level retail, including a 50,000 s.f. grocery store and a 28,000 s.f. fitness center • 90% lease commitment (retail) • Q3-14 anticipated opening 25

THE YARDS DEVELOPMENT: SITE PLAN

In total, a 42-acre mixed-use project in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District of Washington, D.C. Expected to include up to 2,700 residential units, 1.8 million square feet of office space, and 300,000 square feet of retail and dining space.



Foundry Lofts Apts.
Residential/Retail
Completed Late 2011
97% Leased
Boilermaker Shops
Retail/Office
Opened Q4-2012
Twelve12
218 units of residential
over grocery store
Opening Q3-2014
Parcel H
(Entitled
Future
Residential)
Parcel N
Residential/Retail
Opening 2015
DC Water
Parcels
(Potential Future
Development)
Lumber Shed
Dining/Office
Expected Opening Q3-2013
Riverfront Park (5.5 Acres)
Completed Fall 2010
USDOT HEADQUARTERS
USDOT HEADQUARTERS
TINGEY STREET SE
WATER STREET SE
NATIONALS BALLPARK
ANACOSTIA RIVER
Retail
Residential
Office
theyards

FORESTCITY

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ATLANTIC YARDS DEVELOPMENT: PROJECT PLAN  Engaged CBRE to explore a potential strategic capital partnership in the remaining development opportunities in Atlantic Yards. Intention is to maintain control and remain managing partner.  6,400 Residential Units / 2,250 Affordable Transit and Infrastructure Improvements  LEED Certified & Sustainable Development  FC cash investment of approximately $500 million B2 27

NON-CORE ASSET DISPOSITIONS (UPDATE)  Forest City continues to pursue a strategy of disposing non-core assets.  During 2012, we disposed of 12 non-core operating properties, generating cash liquidity of $129 million. In addition, as part of our focus on core rental properties, we successfully completed the sale of substantially all of our land held for disposition, a strategic decision announced at the beginning of 2012.  2013: We continue to seek disposition of non-core assets in non-core markets and expect to generate cash proceeds in a range of approximately $200 - $250 million and removing approximately $300 - $375 million of property level debt for the fiscal year 2013.  Year-to-date 2013: We have disposed of 8 non-core operating properties, generating net cash proceeds of approximately $120 million. At the beginning of the third quarter, we completed the disposition of the Liberty Center complex in Pittsburgh. Notably, the Liberty Center transaction included the sale of the Westin Convention Center Hotel, the last hotel in our portfolio. 28

Charleston Town Center Charleston, WV This premier shopping and dining destination features over 130 specialty shops on three levels. Located in downtown Charleston, adjacent to the Charleston Civic Center, the center is just minutes from the interstate, Yeager Airport and 1,500 hotel rooms. In 2012, Forest City made major renovations, resulting in operating efficiencies and improved customer experience. 29

Pro-Rata Consolidation (Dollars in thousands) Q2 2013 Q2 2012 Comparable NOI - Total 144,937$ 1.1% 143,393$ Comparable NOI - Office 54,284$ -4.7% 56,990$ Comparable NOI - Retail 53,784$ 3.5% 51,971$ Comparable NOI - Residential 36,869$ 7.1% 34,432$ Total "Core NOI" 148,102$ 3.7% 142,869$ Funds From Operations 78,683$ 273.3% 21,077$ Operating Funds From Operations 48,342$ -22.1% 62,046$ July 31, 2013 July 31, 2012 Total Mortgage debt and notes payable, nonrecourse 7,215,605$ -3.5% 7,479,433$ Total Projects under Construction & Development 1,182,101$ -30.2% 1,693,966$ % Change % Change Q2 2013 RESULTS - AT A GLANCE 30 “The solid fundamentals in our operating portfolio give us a strong foundation as we continue to execute our strategic plan.” – David LaRue, President and CEO

Q2 2013 RESULTS - AT A GLANCE

We are committed to execute on our strategy of operational excellence

	Q2 2013	% Change	Q2 2012
FCE Regional Mall Sales per square foot (PSF) (Rolling 12-month basis)	$ 480	↑ 4.1%	$ 461
Residential Total Comparable Monthly Average Rental Rates	$ 1,296	↑ 3.8%	$ 1,249
	Contractual Rent PSF (1) (2)	% Change	Prior Rent PSF (1) (2)
12 Month Regional Mall Leasing Spread PSF (New vs Expiring)	$ 53.13	↑ 15.8%	$ 45.88
12 Month Office Leasing Spread PSF (New vs Expiring)	$ 42.44	↑ 8.2%	$ 39.24

(1) Retail and Office contractual rent per square foot includes base rent and fixed additional charges for common area maintenance and real estate taxes. Retail contractual rent per square foot also includes fixed additional marketing/promotional charges.

(2) For all new leases, contractual rent per square foot is the new base rate as of rental commencement. For all expiring leases, contractual rent per square foot is the base rate at the time of expiration, plus any applicable escalations.

FORESTCITY

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OFFICE PORTFOLIO OVERVIEW  45 properties, 11.7M s.f. in conventional and life science office  Concentrations in New York City and Boston  Key properties: – New York Times, Manhattan (shown) – University Park at MIT, Cambridge – MetroTech Center, Brooklyn The New York Times headquarters, Manhattan, New York 32 91.4% 90.4% 89.5% 91.0% 92.8% 80.0% 85.0% 90.0% 95.0% 100.0% July 31, 2012 October 31, 2012 January 31, 2013 April 30, 2013 July 31, 2013 Office Comparable Occupancy Recap For the three months ended:

APARTMENT PORTFOLIO OVERVIEW  121 apartment communities, 34,110 total units (24,209 at pro-rata)  Key properties: – 8 Spruce Street, Manhattan – DKLB BKLN, Brooklyn – Foundry Lofts, Washington D.C. – Metro 417, Los Angeles (shown) – Presidio Landmark, San Francisco Metro 417, Los Angeles 33 94.8% 94.7% 94.7% 94.5% 94.7% 80.0% 85.0% 90.0% 95.0% 100.0% July 31, 2012 October 31, 2012 January 31, 2013 April 30, 2013 July 31, 2013 Residential Comparable Occupancy Recap For three months ended:

RETAIL PORTFOLIO OVERVIEW  45 centers, 24.1M total s.f., 14.7M GLA  Enclosed regional malls, open-air lifestyle centers, big-box/power centers, specialty centers  Key properties: – San Francisco Centre/ The Emporium – Short Pump Town Center, Richmond – Victoria Gardens, Rancho Cucamonga, CA – Westchester’s Ridge Hill, New York (Shown) – 42nd Street, New York Westchester’s Ridge Hill, Yonkers, New York (1) All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures that are applied to the other data supplied in this supplemental package. In addition, the data is presented on a one-month lag to be consistent with the calendar year end of our tenants. 34 $461 $465 $470 $476 $480 $400 $440 $480 July 31, 2012 October 31, 2012 January 31, 2013 April 30, 2013 July 31, 2013 FCE Regional Mall Sales per Square Foot (1) Rolling 12-month basis for the periods presented

STAPLETON 35 Located on the site of Denver’s former international airport, Stapleton is one of the largest urban redevelopments in the United States. Forest City was named Master Developer in 1998; construction began in 2001. In 2011, a new interchange opened on Interstate 70 in Denver that greatly enhances access to Stapleton, particularly the northern portion of the project, opening the area for additional development. 2012 marked the tenth anniversary of the first residents moving into Stapleton. Today, this 4,700-acre, mixed use community is home to an estimated 15,000 residents and includes 4,700 homes, 779 rental apartments, 2.1 million s.f. of retail, nearly 400,000 s.f. of office space, 1.2 million s.f. of flex/R&D space, 9 schools, and 800 acres of parks, open space and trails. Of the total acreage designated for development at Stapleton, Forest City has acquired 1,941 acres to date, with 994 acres remaining for future development. As of 12/31/12, the taxable property value added to the City of Denver’s tax rolls totals to approximately $2.5 billion. Current projects under development can be found in the appendix.

36 8 Spruce Street New York City (Lower Manhattan), New York 8 Spruce Street is the tallest residential building in the Northern Hemisphere (76 stories, 899 units). Designed by renowned architect Frank Gehry, the rental apartment building includes a pre-k through 8th grade school, and an ambulatory care facility for New York Downtown Hospital.

37 * The impact of the following recent announcements and anticipated debt reductions have been included in the bridge above:  On August 23, 2013 the outstanding balance of approximately $132 million of the 6.500% Senior Notes due 2017 were redeemed.  We anticipate the cash liquidity expected to be raised from the QIC strategic capital partnership will allow us to redeem the 7.375% Senior Notes due 2034, approximately $225 million. †Weighted Average Interest Rate of Senior and Subordinated Debt SENIOR AND SUBORDINATED DEBT AND PREFERRED EQUITY BRIDGE 2013 YTD vs. 2009 Year End (in millions) $1,084 $701 564 511 178 870 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 2009 Year End Issuing New Convertible Debt/Preferred Equity Converting Debt/Preferred to Equity Debt Paydowns/Buybacks Exchanging Straight Debt for Conv Debt/Preferred Equity 2013 Year to Date Actively Accessing the Capital Markets Wtd Average Int Rate 5.8% Wtd Average Int Rate 4.0% *

38 ADDRESSING RECOURSE DEBT MATURITIES * The impact of the following recent announcements and anticipated debt reductions have been included in the graph above:  On August 23, 2013 the outstanding balance of approximately $132 million of the 6.500% Senior Notes due 2017 were redeemed.  We anticipate the cash liquidity expected to be raised from the QIC strategic capital partnership will allow us to redeem the 7.375% Senior Notes due 2034, approximately $225 million. 1 50 0 50 1 5 0 35 0 30 0 70 0 50 0 10 5 2 9 20 0 30 0 20 0 15 0 10 0 1,58 4 0 200 400 600 800 1,000 1,200 1,400 1,600 2010 2011 2012 2013 2014 2015 2016 2017 2018 2020 2034 Total Millions ($ ) Change in Recourse Debt Capacity - 2013 YTD Compared to YE 2009 1/31/10 Debt & Revolving Credit Facility Maturities 2013 YTD Convertible Debt Maturities 2013 YTD Non-Convertible Debt & Revolving Credit Facility Maturities *

NET ASSET VALUE DISCLOSURE * * Footnotes provided in the appendix section 39 Q2 2013 Net Stabilized Stabilized Annualized Nonrecourse (Dollars in millions at pro-rata) NOI (1) Adjustments (2) NOI Stabilized NOI (3) Debt (2) (4) Commercial Real Estate A B =A+B Retail Regional Malls 43.7$ (2.2)$ 41.5$ 166.0$ (2,133.2)$ Specialty Retail Centers 14.2 2.3 16.5 66.0 (628.0) Subtotal Retail 57.9$ 0.1$ 58.0$ 232.0$ (2,761.2)$ Office Life Science Office 15.2$ -$ 15.2$ 60.8$ (391.9)$ New York Office 35.1 (1.1) 34.0 136.0 (1,318.3) Central Business District 8.0 (3.4) 4.6 18.4 (97.6) Suburban/Other Office 4.5 - 4.5 18.0 (160.7) Subtotal Office 62.8$ (4.5)$ 58.3$ 233.2$ (1,968.5)$ Hotels 2.7$ (2.7)$ -$ -$ -$ Arena 3.2$ 6.4$ 9.6$ 38.5$ (140.9)$ Residential Real Estate Apartments 40.6$ 1.4$ 42.0$ 168.0$ (1,788.8)$ Subsidized Senior Housing 3.6$ 0.5$ 4.1$ 16.4$ (116.7)$ Military Housing 4.5$ (0.7)$ 3.8$ 15.0$ (54.1)$ Subtotal Rental Properties 175.3$ 0.5$ 175.8$ 703.1$ (6,830.2)$ Other (15.9)$ 7.1$ (8.8)$ (35.0)$ -$ Total Rental Properties 159.4$ 7.6$ 167.0$ 668.1$ (6,830.2)$ Dev elopment Pipeline Debt Adjustment (2b) -$ -$ -$ -$ 466.0$ Adjusted Total Rental Properties 159.4$ 7.6$ 167.0$ 668.1$ (6,364.2)$ Net Asset Value Components - July 31, 2013 Completed Rental Properties (“CRP”)

NET ASSET VALUE DISCLOSURE * * Footnotes provided in the appendix section 40 Nonrecourse Net Book (Dollars in millions at pro-rata) Book Value (4) Debt (2) (4) Value 905.8$ (466.0)$ 439.8$ Projects under construction 191.4$ (115.6)$ 75.8$ Adjusted projects under construction 1,097.2$ (581.6)$ 515.6$ Projects under dev elopment 990.7$ (197.9)$ 792.8$ Land held for dev elopment and sale 56.4$ (35.4)$ 21.0$ 1,329.4$ Cash and equiv alents 340.4$ 340.4$ Restricted cash and escrowed funds 504.0$ 504.0$ Notes and accounts receiv able, net (5) 440.2$ 440.2$ Net inv estments and adv ances to unconsolidated entities 195.1$ 195.1$ Prepaid expenses and other deferred costs, net 235.9$ 235.9$ Land held for div estiture 11.8$ (9.7)$ 2.1$ 1,717.7$ Bank rev olv ing credit facility —$ —$ Senior and subordinated debt (1,052.5)$ (1,052.5)$ Less: conv ertible debt 700.0$ 700.0$ Construction payables (113.2)$ (113.2)$ Operating accounts payable and accrued expenses (6) (656.8)$ (656.8)$ (1,122.5)$ 224.0 Recourse Debt and Other Liabilities Weighted Average Shares Outstanding - Diluted Number of shares for the three months ended July 31, 2013 (In millions) Development Pipeline Westchester's Ridge Hill (Adjusted for amounts included in CRP ) (2b) Other Tangible Assets

Development Pipeline 100% of Pro Rata Cost Development Pipeline 0% of Pro Rata Cost FCE.A Stock Price as of 9/3/2013 A 17.81$ 17.81$ Wtd. Avg Shares Outstanding - Diluted B 224.0 224.0 Market Capitalization AXB= C 3,989.4$ 3,989.4$ Net Book Value of Development Pipeline 1,329.4$ -$ Net Book Value of Other Tangible Assets 1,717.7 1,717.7 Net Book Value of Recourse Debt and Other Liabilities (1,122.5) (1,122.5) D 1,924.6$ 595.2$ Implied Equity Value of Completed Rental Properties =C-D 2,064.8$ 3,394.2$ Book Value of Adjusted Rental Properties Nonrecourse Debt 6,364.2 6,364.2 Implied Gross Value of Completed Rental Properties 8,429.0$ 9,758.4$ Annualized Stabilized NOI for Completed Rental Properties 668.1$ 668.1$ Implied Cap Rate 7.9% 6.8% 41 IMPLIED CAP RATE THROUGH OUR NET ASSET VALUE DISCLOSURE (Dollars in millions, except share price)

APPENDIX  Lease Expirations 43  Pipeline 45  Military Housing 48  Select Financial Covenants 50  Westchester’s Ridge Hill – Site Plan 51  Asset Sales 52  Sustainability 53  Net Asset Value Components Footnotes 54  Operating Funds From Operations Definition 56  Reconciliation of Operating FFO to FFO 57  Reconciliation of Net Earnings/(Loss) to FFO 58 42

OFFICE LEASE EXPIRATIONS (as of 7/31/2013)(1) 43 (1) Office lease information related to Liberty Center, an unconsolidated office building in Pittsburgh, Pennsylvania, which was disposed of on August 1, 2013, has been excluded. (2) Square feet of expiring leases and average contractual rent per square feet are operating statistics that represent 100% of the square footage and contractual rental income per square foot from expiring leases. (3) Contractual rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because contractual rent is determined using the tenant’s contractual rental agreements at our ownership share as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and contingent rental payments (which are not reasonably estimable). Contractual rent per square feet includes base rent, common area maintenance and real estate taxes. 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 2013 2014 2015 2016 2017 Office Lease Expirations Percentage of Contractual Rent Expiring As of July 31, 2013 EXPIRATION YEAR NUMBER OF EXPIRING LEASES SQUARE FEET OF EXPIRING LEASES (2) PERCENTAGE OF TOTAL LEASED GLA CONTRACTUAL RENT EXPIRING (3) PERCENTAGE OF TOTAL CONTRACTUAL RENT AVERAGE CONTRACTUAL RENT PER SQUARE FEET EXPIRING (2) 2013 33 189,247 1.85% $ 3,606,394 1.05% $ 23.54 2014 81 1,030,478 10.09 25,603,536 7.47 39.21 2015 62 580,831 5.69 12,783,637 3.73 27.05 2016 69 1,000,359 9.79 26,433,454 7.71 35.87 2017 36 314,003 3.07 7,856,440 2.29 26.93

RETAIL LEASE EXPIRATIONS (as of 7/31/2013) 44 (1) Square feet of expiring leases and average contractual rent per square feet are operating statistics that represent 100% of the square footage and contractual rental income per square foot from expiring leases. (2) Contractual rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because contractual rent is determined using the tenant’s contractual rental agreements at our ownership share as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and contingent rental payments (which are not reasonably estimable). Contractual rent per square feet includes base rent, fixed additional charges for marketing/promotional charges, common area maintenance and real estate taxes. 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 2013 2014 2015 2016 2017 Retail Lease Expirations Percentage of Contractual Rent Expiring As of July 31, 2013 EXPIRATION YEAR NUMBER OF EXPIRING LEASES SQUARE FEET OF EXPIRING LEASES (1) PERCENTAGE OF TOTAL LEASED GLA CONTRACTUAL RENT EXPIRING (2) PERCENTAGE OF TOTAL CONTRACTUAL RENT AVERAGE CONTRACTUAL RENT PER SQUARE FEET EXPIRING (1) 2013 230 760,871 6.46% $ 26,014,639 7.57% $ 39.02 2014 334 1,092,166 9.27 33,822,251 9.84 41.63 2015 250 985,383 8.36 29,888,822 8.70 39.50 2016 268 1,272,381 10.80 41,730,268 12.14 50.83 2017 205 1,276,296 10.83 36,620,948 10.65 37.89

PROPERTY OPENINGS & PROJECTS UNDER CONSTRUCTION
as of July 31, 2013

Property Opening - 2013	Location	Date Opened/ Anticipated Opening	FCE Legal Ownership % (a)	Pro-Rata FCE % (a) (1)	Cost at Full Consolidation (GAAP) (b)	Total Cost at 100% (2)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2)	Sq. ft./ No. of Units	Gross Leasable Area	Lease Commitment % (d)
					(in millions)					
Residential:										
The Continental	Dallas, TX	Q1-13	100%	100%	$ 54.8	$ 54.8	$ 54.8	203	5,000	57%
Projects Under Construction										
Retail Center:										
The Yards - Lumber Shed	Washington, D.C.	Q3-13	100%	100%	$ 15.7	$ 15.7	$ 15.7	32,000	32,000	80%
Residential:										
1111 Stratford	Stratford, CT	Q3-13/Q1-14	100%	100%	$ 23.4	$ 23.4	$ 23.4	128	-	
Aster Conservatory Green (Northfield)	Denver, CO	Q3-13/14	90%	90%	50.0	50.0	45.0	352	-	
120 Kingston	Boston, MA	Q2-14	50% (e)	50%	0.0	133.3	66.7	240	5,000	
3700M (West Village)	Dallas, TX	Q2-14/Q4-14	25% (e)	25%	0.0	88.5	22.1	381	-	
2175 Market Street	San Francisco, CA	Q3-14	25%	25%	41.5	41.5	10.4	88	6,000	
The Yards - Twelve12	Washington, D.C.	Q3-14	80% (f)	100%	121.4	121.4	121.4	218	88,000	Retail: 90%
Winchester Lofts	New Haven, CT	Q3-14	100%	100%	58.8	58.8	58.8	158	-	
Atlantic Yards - B2 BKLYN	Brooklyn, NY	Q4-14	25%	25%	183.9	183.9	46.0	363	4,000	
					$ 479.0	$ 700.8	$ 393.8	1,928	103,000	
Total Projects Under Construction					**$ 494.7**	**$ 716.5**	**$ 409.5**			
Fee Development Project (g)										
Dept. of Health & Mental Hygiene (DHMH)	Baltimore, MD	Q2-14	-	-	$ 0.0	$ 135.0	$ 0.0	234,000		

Note: See page 39 in the Supplemental Package for the quarter ended July 31, 2013 for footnotes.

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ADDITIONAL PROJECTS UNDER DEVELOPMENT (As of July 31, 2013)

Below is a summary of our active large scale development projects, referred to as our "shadow pipeline," which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $828.2 million ($1,034.6 million at full consolidation) of Projects Under Development ("PUD") on our balance sheet and pro-rata mortgage debt of $179.5 million ($239.0 million at full consolidation).

1) *Atlantic Yards* - Brooklyn, NY
Atlantic Yards, a 22-acre mixed-use project, is located adjacent to the state-of-the-art arena, Barclays Center. At full build-out, Atlantic Yards is expected to feature more than 6,400 units of housing, including 2,250 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space. Construction of the first residential tower, B2 BKLYN, is currently underway. In addition, we are pursuing joint venture partners for this future development. We are very early in the discussion process and can give no assurance as to whether we can find a joint venture partner for all or any part of the development opportunity at terms acceptable to us. However, if we are successful, it could result in forming joint ventures whereby we grant joint control or lose control of the asset. If that were to occur, we may have to deconsolidate the individual asset and its allocation of the site acquisition costs. Upon deconsolidation, our investment balance in the joint venture would be compared to estimated fair value and recorded at the lesser of fair value or book value. Additionally, evaluation on a quarterly basis for other than temporary impairment of the investment would be required. This could result in future impairments, some of which would likely be significant.

2) *LiveWork Las Vegas* - Las Vegas, NV
LiveWork Las Vegas is a 13.5-acre mixed-use project in downtown Las Vegas. At full build-out, the project is expected to include up to 1 million square feet of office space and 300,000 square feet of retail space. The project currently includes the 270,000 square-foot City Hall, owned by the city of Las Vegas.

3) *The Yards* - Washington, D.C.
The Yards is a 42-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. At full build-out, the project is expected to include up to 2,700 residential units, 1.8 million square feet of office space and 300,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. Current completed projects include Foundry Lofts and Boilermaker Shops. Additionally, projects currently under construction include Lumber Shed and Twelve12.

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ADDITIONAL PROJECTS UNDER DEVELOPMENT (As of July 31, 2013)

4) *Colorado Science + Technology Park at Fitzsimons* - Aurora, CO
The 184-acre Colorado Science + Technology Park at Fitzsimons is becoming a hub for the biotechnology industry in the Rocky Mountain region. Anchored by the University of Colorado at Denver Health Science Center, the University of Colorado Hospital and The Denver Children's Hospital, the park will offer cost-effective lease rates, build-to-suit office and research sites, and flexible lab and office layouts in a cutting-edge research park. The park is also adjacent to Forest City's 4,700-acre Stapleton mixed-used development.

5) *The Science + Technology Park at Johns Hopkins* - Baltimore, MD
The 31-acre Science + Technology Park at Johns Hopkins is a center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Initial plans call for 1.1 million square feet in five buildings, with future phases that could support additional expansion. Current completed projects include 855 North Wolfe Street and a 492,000 square-foot parking garage for Johns Hopkins and the active buildings at the Science + Technology Park. Currently under construction is a 234,000 square-foot commercial building being developed on a fee basis and will be fully leased by the Department of Health & Mental Hygiene (DHMH).

6) *Waterfront Station* - Washington, D.C.
Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront/Southeastern University MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, an estimated 400 residential units and 40,000 square feet of retail stores and restaurants.

7) *300 Massachusetts Avenue* - Cambridge, MA
Located in the science and technology hub of Cambridge, MA, the 300 Massachusetts Avenue block represents an expansion of University Park @ MIT. In a 50/50 partnership with MIT, Forest City is presently focused on a project that reflects a development program of approximately 260,000 square feet of lab and office space, which will be anchored by Millenium Pharmaceuticals. Potential redevelopment of the entire block is possible with the acquisition of adjacent parcels in future phases, and would result in an approximately 400,000 square-foot project.

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MILITARY HOUSING (As of July 31, 2013)

Below is a summary of our Military Housing projects. The Company provides development, construction and management services for the following Military Housing projects and receives agreed upon fees for these services. The following summary includes properties opened and those project phases having a percentage of units both opened and under construction:

Property	Location	Dates Opened/ Anticipated Opening	FCE Pro-Rata %	No. of Units
Military Housing				
Air Force Academy	Colorado Springs, CO	2007-2011	50.0%	427
Hawaii Phase IV (Under Construction)	Kaneohe, HI	2007-2014	*	1,141
Marines, Hawaii Increment II	Honolulu, HI	2007-2011	*	1,175
Midwest Millington	Memphis, TN	2008-2011	*	318
Navy, Hawaii Increment III	Honolulu, HI	2007-2011	*	2,520
Navy Midwest	Chicago, IL	2006-2011	*	1,401
Ohana Military Communities, Hawaii Increment I	Honolulu, HI	2005-2008	*	1,952
Pacific Northwest Communities	Seattle, WA	2007-2011	*	2,985
Southern Group:				
Arnold Air Force Base	Tullahoma, TN	2011-2013	0.0%	22
Joint Base Charleston (Under Construction)	Charleston, SC	2011-2013	0.0%	345
Keesler Air Force Base	Biloxi, MS	2011-2012	0.0%	1,188
Shaw Air Force Base (Under Construction)	Sumter, SC	2011-2015	0.0%	630
Total Military Housing Units				**14,104**

* The Company's share of residual cash flow ranges from 0-20% during the life cycle of the project.

Summary of Military Housing Net Operating Income

Development and construction management fees related to our military housing projects are earned based on a contractual percentage of the actual development and construction costs incurred. We also recognize additional development and construction incentive fees upon successful completion of certain criteria, such as incentives to realize development cost savings, encourage small and local business participation, comply with specified safety standards and other project management incentives as specified in the development and construction agreements. NOI from development, construction and incentive fees was $892,000 and $2,387,000 for the three and six months ended July 31, 2013, respectively, and $3,051,000 and $5,846,000 for the three and six months ended July 31,2012, respectively.

Property and asset management fees are earned based on a contractual percentage of the annual net rental income and annual operating income, respectively, that is generated by the military housing privatization projects as defined in the agreements. We also recognize certain property management incentive fees based upon successful completion of certain criteria as set forth in the property management agreements. Property management, management incentive and asset management fees generated NOI of $3,566,000 and $7,246,000 for the three and six months ended July 31, 2013, respectively, and $3,684,000 and $7,231,000 for the three and six months ended July 31,2012, respectively.

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Forest City is proud to participate in the privatization of rental residential communities for military families. Our portfolio includes more than 14,000 military family homes located in eight states. These include the Southern Group Air Force bases, the U.S. Air Force Academy, and Naval installations in Hawaii, Washington, Illinois, Indiana and Tennessee. Military Housing NOI (In Thousands) MILITARY HOUSING NOI 49 $- $5,000 $10,000 $15,000 $20,000 $25,000 2005 2006 2007 2008 2009 2010 2011 2012 Property Management $1,776 $4,092 $3,379 $6,834 $9,881 $9,872 $10,967 $11,201 Asset Management $316 $559 $1,141 $2,272 $2,192 $2,993 $3,309 $3,197 Construction $1,149 $3,344 $9,033 $12,345 $8,783 $5,634 $4,158 $1,216 Development $3,334 $8,983 $16,624 $23,541 $11,169 $5,883 $5,615 $8,948 Total $6,573 $16,978 $30,177 $44,992 $32,025 $24,381 $24,049 $24,562

SELECT FINANCIAL COVENANTS Forest City’s bank revolving credit facility contains certain restrictive financial covenants. A summary of select financial covenants as defined in each agreement, all of which Forest City is compliant with at July 31, 2013, follows: 50 Requirement As of Current As of As of As of Per Agreement July 31, 2013 "Cushion" April 30, 2013 January 31, 2013 October 31, 2012 Credit Facility Financial Covenants Debt Service Coverage Ratio………………….1.40x 1.64x 0.24x 1.71x 1.84x 1.88x Debt Yield Ratio (1) ……………………………………..>9% 11.29% 2.29% 11.29% 12.32% N/A Cash Flow Coverage Ratio …2.75x 3.28x 0.53x 3.19x 3.62x 3.47x Total Development Ratio……………………….<17% 8.89% 8.11% 8.53% 8.61% 8.81% (1) Beginning January 31, 2013, the Company is required to maintain a quarterly minimum debt yield.

WESTCHESTER’S RIDGE HILL – SITE PLAN 51

ASSET SALES

(dollars in thousands)

	Count	Cash Proceeds	Net Sales Price	Annualized NOI	Cap rate	Leverage
Total (12 Yr + YTD 2013: 2001-2013)	117	$ 1,675,081	$ 4,094,110	$ 267,142	6.5%	59%
Total (10 Yr: 2003-2012)	99	$ 1,461,583	$ 3,565,355	$ 223,519	6.3%	59%
Total (7 Yr: 2006-2012)	78	$ 1,250,357	$ 2,984,549	$ 187,754	6.3%	58%
Total (5 Yr: 2008-2012)	62	$ 814,715	$ 2,215,830	$ 138,275	6.2%	63%

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SUSTAINABILITY AT FOREST CITY 53 • Commitment o A corporate core value since 2003 o Dedicated Energy and Sustainability Department o First Corporate Social Responsibility (CSR) report, following Global Reporting Initiative (GRI) framework, published August 27, 2013 • Results o Energy Efficiency: o Strategic energy management programs have reduced energy used by 4.4% and saved $2.5 million since our 2010 baseline year o December 2011 – Joined the national Better Buildings Challenge, a U.S. Department of Energy initiative, and pledged to reduce energy use by 20% by 2020 across 14 million s.f. of the overall portfolio o Green Building: o 40+ projects certified or seeking certification (LEED, Energy Star, others) o Approx. 24.0% of total portfolio is certified or seeking certification (based on cost at pro-rata) o Experience with many LEED Rating Systems, including: New Construction, Core and Shell, Commercial Interiors, Homes, Neighborhood Development (Forest City is among the Top 5 LEED ND users) o Renewable Energy: o In-house capability to develop and manage alternative energy projects o 6.2MW of renewable energy projects (solar, wind, waste-to-energy) deployed on existing Forest City assets as well as stand-alone locations o Forest City included in Calvert Social Index since September, 2010

NET ASSET VALUE COMPONENTS FOOTNOTES

1. Pro-rata Q2 2013 NOI is reconciled to NOI at full consolidation by Product Group for the three months ended July 31, 2013 in the Supplemental Operating Information section of the supplemental package, filed with the SEC on form 8-k on September 5, 2013.
2. The net stabilized adjustments column represents net adjustments required to arrive at an annualized stabilized NOI for those properties currently in initial lease-up periods, net of the removal of partial period NOI for recently sold properties. The following properties are currently in their initial lease-up periods:

Property	Cost at Full Consolidation (GAAP)	Cost at FCE Pro-Rata Share (Non-GAAP)	Lease Commitment % as of August 29, 2013
	(in millions)		
The Continental	$ 54.8	$ 54.8	57%
Botanica Eastbridge	$ 15.4	$ 13.9	94%
The Yards - Boilermaker Shops	$ 21.9	$ 21.9	74%
Westchester's Ridge Hill	$ 891.1	$ 891.1	62%/71%

a) NOI for *The Continental, Botanica Eastbridge* (Apartments) *and The Yards - Boilermaker Shops* (Specialty Retail Centers) is reflected at 5% of the pro-rata cost disclosed in the table above. This assumption does not reflect Forest City's anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of leased-up properties.

b) For *Westchester's Ridge Hill*, all project costs and related nonrecourse debt were reclassified to "Adjusted Projects Under Construction" in the Development Pipeline section of this schedule. Accordingly, all NOI, through the net stabilized adjustments column for the Regional Malls product type, and nonrecourse debt have been removed from the CRP section of the NAV schedule. The lease commitment percentage per the table above represents approximately 826,000 square feet of leases that have been signed, representing 62% of the total 1,336,000 square feet after construction is complete. The leased percentage excluding Parcel L is 71%. Parcel L is a self contained pad site at the southern end of the center and has been assumed to be leased in the future predominantly to a single retail tenant in its own phase. Given its location on the end of the site, the lease commitment percentage has been presented both with and without the anticipated square footage for Parcel L in the denominator of Gross Leasable Area.

c) Annual NOI for the Arena is expected to stabilize at approximately $70 million at full consolidation in the 2016 calendar year. Based on the partnership agreement, we expect to receive 55% of the NOI allocation until certain member loans are repaid. Therefore, we have included a stabilization adjustment to the Q2 2013 NOI to arrive at an annual stabilized NOI of $38.5 million.

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NET ASSET VALUE COMPONENTS FOOTNOTES 55 In addition, we include stabilization adjustments from quarterly NOI as follows: d) Due to the temporary decline in occupancy at One Pierrepont Plaza, we have included a stabilization adjustment to the Q2 2013 NOI to arrive at the NOI generated for the year ended January 31, 2013, which we believe to be an estimate of ongoing NOI. e) On August 1, 2013, we disposed of Liberty Center (Central Business District Office) and Westin Convention Center (Hotels); therefore, we have removed nonrecourse debt of $12.4 million and $24.1 million, respectively, and NOI attributable to these properties. However, net cash proceeds of approximately $30.0 million received from the sale of these properties are not included in the Cash and equivalents line of the Other Tangible Assets section of this NAV schedule. f) Due to the fluctuation of NOI as a result of distribution restrictions from our limited-distribution subsidized senior housing properties, we have included a stabilization adjustment to the Q2 2013 NOI to arrive at a stabilized NOI generated for the year ended January 31, 2013, which we believe to be an estimate of ongoing NOI. g) At the conclusion of the initial development period at each of our military housing communities, we estimate the ongoing property and asset management fees, net of operating expenses, to be $15.0 million h) Other excludes write-offs of abandoned development projects of $2.7 million, tax credit income of $6.0 million, income generated from outlot sales of $0.6 million and certain variable development and operating overhead. The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure. 3. Pro-rata annualized stabilized NOI is calculated by taking the Q2 2013 stabilized NOI times a multiple of four. 4. Amounts are derived from the respective pro-rata balance sheet line item as of July 31, 2013 and are reconciled to their GAAP equivalents in the Selected Financial Information section of the supplemental package, filed with the SEC on form 8-k on September 5, 2013. 5. Includes $167.7 million of straight-line rent receivable (net of $16.2 million of allowance for doubtful accounts). 6. Includes $38.5 million of straight-line rent payable.

OPERATING FUNDS FROM OPERATIONS Operating FFO—In addition to reporting FFO, we report Operating FFO as an additional financial measure of our operating performance. We believe it is appropriate to adjust FFO, as defined by NAREIT, for significant items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance. Operating FFO may not be comparable to similarly titled measures used by other companies. Operating FFO is defined as FFO, as defined by NAREIT, adjusted to exclude: i) activity related to our land held for divestiture (including impairment charges); ii) impairment of Land Group projects; iii) write-offs of abandoned development projects; iv) income recognized on state and federal historic and other tax credits; v) gains or losses from extinguishment of debt; vi) change in fair market value of nondesignated hedges; vii) gains or losses on change in control of interests; viii) the adjustment to recognize rental revenues and rental expense using the straight-line method; ix) participation payments to ground lessors on refinancing of our properties; x) other transactional items; xi) the Nets pre-tax FFO; and xii) income taxes on FFO. In our first year of reporting this measure we included the change in the fair market value of our nondesignated derivatives recorded as interest expense and participation payments to ground lessors on refinancing of our properties in the calculation of Operating FFO. We believe these changes in fair market value and participation payments relate to factors in the financial and real estate markets and are not specific to the ongoing operating performance of our properties. Therefore, during the six months ended July 31, 2013, we modified our definition of Operating FFO to exclude the change in the fair market value of certain nondesignated derivatives and participation payments to ground lessors on refinancing activity. Prior period comparisons were adjusted for comparability purposes. 56

RECONCILIATION OF OPERATING FFO TO FFO

Pro-Rata Consolidation

	Three Months Ended July 31,			Six Months Ended July 31,		
	2013	2012	% Change	2013	2012	% Change
	(in thousands)			*(in thousands)*		
Portfolio Pre-tax FFO:						
Commercial Group	$ 69,579	$ 59,377		$ 121,411	$ 157,932	
Residential Group	23,484	31,566		47,328	63,505	
Arena	(1,554)	863		(3,568)	2,612	
Land Group	2,695	(48,606)		5,551	(47,542)	
Adjustments to Portfolio Pre-Tax FFO:						
Net loss on land held for divestiture activity	6,459	51,852		6,154	51,852	
Abandoned development project write-offs	2,696	12,906		2,776	13,353	
Tax credit income	(5,978)	(7,956)		(11,369)	(11,881)	
(Gain) loss on extinguishment of portfolio debt	(24,662)	1,313		(24,414)	1,844	
Change in fair market value of nondesignated hedges	8,228	(3,340)		9,821	(7,861)	
Net gain on change in control of interests	(2,762)	(4,064)		(2,762)	(4,064)	
Straight-line rent adjustments	(3,692)	(3,775)		(5,991)	(8,610)	
Participation payments	1,908	—		2,498	—	
Non-outlot land sales	—	—		(8,927)	(36,484)	
Adjustments to Portfolio Pre-Tax FFO subtotal	(17,803)	46,936		(32,214)	(1,851)	
Portfolio Pre-tax Operating FFO	76,401	90,136	(15.2)%	138,508	174,656	(20.7)%
Corporate Group Pre-tax FFO	(28,059)	(28,090)		(62,967)	(54,700)	
Loss on extinguishment of debt - Corporate Group	—	—		5,026	—	
Operating FFO	48,342	62,046	(22.1)%	80,567	119,956	(32.8)%
Nets Pre-tax FFO	268	(8,272)		(2,713)	(15,230)	
Add back adjustments to Portfolio Pre-Tax FFO above	17,803	(46,936)		32,214	1,851	
Add back loss on extinguishment of debt - Corporate Group	—	—		(5,026)	—	
Income tax benefit (expense) on FFO	12,270	14,239		26,784	3,652	
FFO	$ 78,683	$ 21,077	273.3 %	$ 131,826	$ 110,229	19.6 %

FORESTCITY
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RECONCILIATION OF NET EARNINGS/(LOSS) TO FFO

	Three Months Ended July 31, 2013	Three Months Ended July 31, 2012	Six Months Ended July 31, 2013	Six Months Ended July 31, 2012
	(in thousands)			
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$ (16,281)	$ (43,717)	$ (35,649)	$ (20,965)
Depreciation and Amortization—Real Estate Groups	104,963	72,493	186,403	142,910
Impairment of depreciable rental properties	8,055	3,559	8,055	4,940
Gain on disposition of rental properties	(26,153)	(16,107)	(40,690)	(24,021)
Income tax expense (benefit) adjustments — current and deferred [(1)]				
Gain on disposition of rental properties	11,223	6,229	16,831	9,281
Impairment of depreciable rental properties	(3,124)	(1,380)	(3,124)	(1,916)
FFO	$ 78,683	$ 21,077	$ 131,826	$ 110,229
FFO Per Share - Diluted				
Numerator *(in thousands)* :				
FFO	$ 78,683	$ 21,077	$ 131,826	$ 110,229
If-Converted Method (adjustments for interest, net of tax):				
3.625% Puttable Senior Notes due 2014	243	1,110	1,275	2,219
5.000% Convertible Senior Notes due 2016	382	382	765	765
4.250% Convertible Senior Notes due 2018	2,277	2,277	4,554	4,554
3.625% Convertible Senior Notes due 2020	220	—	220	—
FFO for per share data	$ 81,805	$ 24,846	$ 138,640	$ 117,767
Denominator				
Weighted average shares outstanding—Basic	194,745,051	169,454,672	189,865,650	169,331,996
Effect of stock options, restricted stock and performance shares	1,236,260	739,767	1,222,432	838,520
Effect of convertible preferred stock	—	14,550,257	162,501	14,550,257
Effect of convertible debt	24,399,311	33,499,503	28,399,143	33,499,503
Effect of convertible Class A Common Units	3,646,755	3,646,755	3,646,755	3,646,755
Weighted average shares outstanding - Diluted	224,027,377	221,890,954	223,296,481	221,867,031
FFO Per Share	$ 0.37	$ 0.11	$ 0.62	$ 0.53

(1) See page 34 in the Supplemental Package for the quarter ended July 31, 2013 for footnotes.

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Forest City Enterprises, Inc., is an NYSE-listed national real estate company with $10.7 billion in total assets (7/31/2013). The Company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. Founded in 1920 and based in Cleveland, Ohio, Forest City’s diverse portfolio includes hundreds of premier properties located throughout the United States. We are especially active in our Core Markets – New York City, Boston, Greater Washington, D.C./Baltimore, Denver, Los Angeles, Greater San Francisco, Dallas, Philadelphia and Chicago – where we have overcome high barriers to entry and developed a unique franchise. These are great urban markets with strong demographics and good growth potential. Investor Relations Contacts: Jeff Frericks 216-416-3546 jeffreyfrericks@forestcity.net Dale Koler 216-416-3341 dalekoler@forestcity.net INVESTOR PRESENTATION, SEPTEMBER 2013